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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1
(File No. 333-      ) of our report dated January 22, 1999, except for Note 13, as to which the date of January 28, 1999, on our audit of the consolidated financial statements and our report dated January 22, 1999 on our audit of the financial statement schedule of MKS Instruments, Inc. We also consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial Data."

                                            PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
January 28, 1999